Exhibit 10.3

February 1, 2025

VIA EMAIL

Mikayla Gilbert

mgilbert@treescann.com

Dear Mikayla,

I am very pleased to offer you the opportunity of Chief Financial Officer of TREES Corp. The following information outlines the terms of the employment offer:

Start Date: February 1, 2025
Title: Chief Financial Officer
Reporting to: Adam Hershey, Interim CEO
Base Salary: $120,000 annually, to be paid bi-weekly
Bonus Potential: Discretionary bonus

Work Schedule: Flexible as to physical office; must be available to come to office when needed

Location: Denver

Benefits:

●	Medical, dental, vision insurance (same as current)

●	Short-term disability and life insurance

●	401K Plan (same as current)

●	Paid time off per company policy

This letter does not constitute a guarantee or contract of employment, and employment is at-will. Accordingly, subject to the provisions described herein, you or the Company may terminate employment for any or no reason at any time. Employment continues to be subject to our policies, procedures and handbook, subject to revisions from time to time.

Congratulations and we look forward to continuing to work with you in your new role!

Sincerely,

Adam Hershey
Interim CEO

Agreed and Accepted:

Mikayla Gilbert